Exhibit 99.1

Marvell Technology Reports First Quarter Results

$804M Revenues for First Quarter, Up 27 Percent on Prior Year; GAAP Net Income of $70 Million

For further information, contact:

Jeff Palmer	Diane Vanasse	Louise Kehoe
Investor Relations	Public Relations	Ogilvy PR Worldwide
408-222-8373	408-242-0027	650-544-5070
jpalmer@marvell.com	dvanasse@marvell.com	louise.kehoe@ogilvypr.com

Santa Clara, California (May 29, 2008) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, communications and consumer silicon solutions, today reported financial results for the first fiscal quarter, ended May 3, 2008.

Net revenue for the first quarter of fiscal 2009 was $804 million, an increase of 27 percent over $635 million in the first quarter of fiscal 2008, ended April 28, 2007, and a 5 percent sequential decline from $845 million in the fourth quarter of fiscal 2008, ended February 2, 2008.

Net income under generally accepted accounting principles (GAAP) was $69.9 million, or $0.11 per share (diluted), for the first quarter of fiscal 2009, compared with a net loss under GAAP of $52.8 million, or $0.09 per share (diluted), for the first quarter of fiscal 2008.  In the fourth quarter of fiscal 2008 net income under GAAP was $1.3 million, or $0.00 per share (diluted).

“We are pleased with our first quarter results,” said Dr. Sehat Sutardja, Marvell chairman and chief executive.  “We surpassed our revenue targets, despite an uncertain economic environment and continuing pricing pressures in our core markets.  Cost cutting initiatives implemented in prior periods also paid off, improving Marvell’s performance.  We surpassed our long term gross margin goal of 50 percent and made significant progress toward our long term operating margin goal of 20 percent, on a recurring non-GAAP basis.”

Despite normal seasonal declines in the hard-disk drive market, first quarter sales were flat sequentially.  In the cellular and mobile device market, revenues were in-line with prior expectations, with strong demand for the Company’s EDGE communication processors.  Marvell achieved an important milestone as it began volume shipments of its next-generation 3G High Speed Download Packet Access (HSDPA) communications processor to a key smartphone supplier in the first fiscal quarter.  Demand in the enterprise networking market reflected positive acceptance of Metro-Ethernet products, offset by normal seasonal declines in sales of enterprise system controller products.

Company-wide operating efficiencies, together with stronger than expected sales of 802.11N wireless connectivity devices, Network Attached Storage (NAS) processors and growth in demand for printer system-on-a chip products, led to higher than expected GAAP net income and revenues during the first fiscal quarter.

Shares used to compute GAAP net income per share (diluted), for the first quarter fiscal 2009 increased to 624 million shares, compared with 587 million shares in first quarter of fiscal 2008 and 627 million shares in the fourth quarter fiscal 2008.

Marvell reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis.  A discussion of Marvell’s use of these non-GAAP financial measures is set forth below.  Reconciliations of GAAP net income (loss) to non-GAAP net income for the three months ended May 3, 2008, February 2, 2008 and April 28, 2007, respectively, appear in the financial statements below.  Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization and write-offs of acquired intangible assets and restructuring costs.

Non-GAAP gross margin for the first quarter of fiscal 2009 was 52 percent, compared to non-GAAP gross margin of 48.7 percent for the fourth quarter of fiscal 2008 and non-GAAP gross margin of 48.9 percent for the first quarter of fiscal 2008.

During the first fiscal quarter Marvell received a one-time payment of $24.5 million from its directors and officers liability insurers in connection with pending securities litigation related to Marvell’s past stock option granting practices, including the previously disclosed tentative settlement of the shareholder derivative litigation.  The payment was credited against the Company’s fiscal first quarter 2009 operating expenses. This one-time payment offsets the previously disclosed $16 million accrual charge taken during the fourth fiscal quarter of 2008.

Separately, as previously disclosed, during the first fiscal quarter 2009 Marvell entered into a settlement with the Securities and Exchange Commission (SEC) in connection with the SEC’s investigation into the Company’s past stock option granting practices.  Marvell agreed to pay a $10 million civil penalty in connection with the settlement, which was charged to operating expenses during the first fiscal quarter.

Non-GAAP net income increased to $150.4 million, or $0.24 per share (diluted) for the first quarter of fiscal 2009, a 381 percent increase as compared with non-GAAP net income of $31.3 million, or $0.05 per share (diluted), for the first quarter of fiscal 2008 and an increase of 22 percent over non-GAAP net income of $122.9 million, or $0.20 per share (diluted) for the fourth quarter of fiscal 2008.

Shares used to compute non-GAAP net income per diluted share for the first quarter of fiscal 2009 was 624 million shares, compared with 634 million shares for the first quarter of fiscal 2008 and 627 million shares for the fourth quarter of fiscal 2008.

Marvell will be conducting a conference call today at 1:45 p.m. PST to discuss its first quarter business.  The call is being webcast by Thomson/CCBN and can be accessed at Marvell’s web site at www.marvell.com.  The webcast is also being distributed through Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.  The conference call will also be available via the web at www.marvell.com.  Please visit the Investor Events section.  Replay on the Internet will be available until May 3, 2009.

Discussion of Non-GAAP Financial Measures

Non-GAAP net income consists of net income (loss) excluding stock-based compensation expense as well as charges related to acquisitions and other charges and gains that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance.  Non-GAAP net income per share is calculated by dividing non-GAAP net income by adjusted GAAP weighted average shares outstanding (diluted).  For purposes of calculating non-GAAP net income per share, the calculation of GAAP weighted average shares outstanding (diluted) is adjusted to exclude the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also includes the dilutive/antidilutive effects of warrants, common stock options and restricted stock.

Marvell believes that the presentation of non-GAAP net income and non-GAAP net income per share provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations.  While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures.  Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.  For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC.  The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investors Relations section at www.marvell.com.

About Marvell

Marvell (NASDAQ: MRVL) is a leader in storage, communications and consumer silicon solutions.  The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), Marvell Software Solutions Israel, Ltd., and Marvell Semiconductor Germany GmbH.  MSI is headquartered in Santa Clara, Calif., and designs, develops and markets products on behalf of MIL and MAPL.  MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Forward-Looking Statements

This release contains forward-looking statements based on projections and assumptions about our products and our markets.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.  Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements.  These statements include statements regarding our ability to achieve our long term operating margin goals and our use of non-GAAP net income and net income per share as important supplemental information.  These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including the Company’s ability to reduce operating costs; the Company’s reliance on major customers and suppliers; the Company’s ability to keep up with rapid technological change; the Company’s ability to compete successfully in competitive markets; market acceptance of new products; and other risks detailed in Marvell’s SEC filings.  When Marvell files its Form 10-Q for the first quarter of fiscal 2009, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing.  The Company’s results also remain subject to review by the Company’s independent registered public accounting firm. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC and other factors detailed from time to time in Marvell’s filings with the SEC.  Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	May 3,	February 2,	April 28,
	2008	2008	2007

Net revenue	$804,075	$844,686	$635,050
Cost of goods sold	388,842	438,640	327,417
Gross profit	415,233	406,046	307,633
Operating expenses:
Research and development and other	238,475	266,464	234,133
Selling and marketing	46,088	60,504	50,392
General and administrative	12,951	48,340	23,988
Amortization and write-off of acquired intangible assets (a)	35,247	43,810	37,320
Restructuring	—	7,856	—
Total operating expenses	332,761	426,974	345,833
Operating income (loss)	82,472	(20,928)	(38,200)
Interest and other income (expense), net (b)	(3,959)	18,864	(8,656)
Income (loss) before income taxes	78,513	(2,064)	(46,856)
Provision (benefit) for income taxes	8,574	(3,357)	5,972
Net income (loss)	$69,939	$1,293	$(52,828)

Basic net income (loss) per share	$0.12	$0.00	$(0.09)
Diluted net income (loss) per share	$0.11	$0.00	$(0.09)

Shares used in computing basic earnings per share	601,222	595,512	587,426
Shares used in computing diluted earnings per share	624,351	626,699	587,426

(a) Write-off of acquired intangible assets	$—	$7,232	$—
(b) Consists of:
Interest expense on term loan and capital lease	$(7,151)	$(8,898)	$(8,414)
Interest expense on supply agreement	—	(1,165)	(1,560)
Interest income, foreign exchange and other	3,192	28,927	1,318
	$(3,959)	$18,864	$(8,656)

Marvell Technology Group Ltd.

Reconciliation of Non-GAAP Adjustments

(Unaudited)

(In thousands, except per share amounts)

Reconciliation of GAAP net income (loss) to non-GAAP net income:

	Three Months Ended
	May 3,	February 2,	April 28,
	2008	2008	2007

GAAP net income (loss)	$69,939	$1,293	$(52,828)
Stock-based compensation included in:
Cost of goods sold	3,073	4,911	3,018
Research and development and other	29,932	45,627	32,042
Selling and marketing	7,348	13,925	7,151
General and administrative	4,873	5,497	4,557
Amortization and write-off of acquired intangible assets	35,247	43,810	37,320
Restructuring	—	7,856	—
Non-GAAP net income	$150,412	$122,919	$31,260

GAAP weighted average shares - diluted	624,351	626,699	587,426
Non-GAAP adjustment	91	542	46,335
Non-GAAP weighted average shares diluted (b)	624,442	627,241	633,761

GAAP diluted net income (loss) per share	$0.11	$0.00	$(0.09)
Non-GAAP diluted net income per share (a)	$0.24	$0.20	$0.05

GAAP gross margin	51.6%	48.1%	48.4%
Non-GAAP gross margin	52.0%	48.7%	48.9%

(a)	Non GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares diluted.

(b)

For purposes of calculating non-GAAP net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of SFAS 123R compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method and also includes the dilutive/antidilutive effects of warrants, common stock options and restricted stock.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	May 3,	February 2,
	2008	2008
Assets
Current assets:
Cash, cash equivalents and short-term investments	$773,642	$630,903
Accounts receivable, net	370,172	332,020
Inventory	369,959	419,493
Prepaid expenses and other current assets	96,766	121,325
Total current assets	1,610,539	1,503,741
Property and equipment, net	421,264	416,241
Long-term investments	40,459	45,628
Goodwill and acquired intangible assets	2,392,613	2,427,877
Other non-current assets	144,731	157,107
Total assets	$4,609,606	$4,550,594

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$168,073	$231,135
Accrued liabilities	240,701	241,062
Income taxes payable	41,522	39,132
Deferred income	59,667	69,420
Current portion of capital lease obligations	1,771	2,463
Total current liabilities	511,734	583,212
Capital lease obligations	3,805	4,238
Term loan obligations	389,750	390,750
Other long-term liabilities	166,584	160,875
Total liabilities	1,071,873	1,139,075

Shareholders’ equity:
Common stock	1,206	1,200
Additional paid-in capital	4,158,626	4,100,659
Accumulated other comprehensive income	(1,083)	615
Accumulated deficit	(621,016)	(690,955)
Total shareholders’ equity	3,537,733	3,411,519
Total liabilities and shareholders’ equity	$4,609,606	$4,550,594

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended
	May 3,	February 2,	April 28,
	2008	2008	2007
Cash flows from operating activities:
Net income (loss)	$69,939	$1,293	$(52,828)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,618	27,008	26,530
Stock-based compensation	45,226	69,960	46,768
Amortization and write-off of acquired intangible assets	35,247	43,810	37,320
Loss from disposal of assets	—	3,300	—
Fair market value adjustment to cost of goods sold from supply contract	(6,383)	(5,348)	(33,756)
Termination of supply agreement	—	(22,069)	—
Interest expense related to supply contract	—	1,165	1,560
Deferred tax provision	—	(16,778)	—
Excess tax benefits from stock-based compensation	(169)	(199)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(38,152)	55,169	45,418
Inventories	55,918	(43,441)	(28,688)
Prepaid expenses and other assets	32,466	8,798	11,820
Accounts payable	(63,076)	22,920	16,985
Accrued liabilities and other	(18,807)	17,134	(26,447)
Accrued employee compensation	16,963	(1,645)	1,282
Income taxes payable	6,656	9,032	2,608
Deferred income	(9,753)	(6,872)	5,602
Net cash provided by operating activities	154,693	163,237	54,174
Cash flows from investing activities:
Cash paid in acquisitions, net	—	(12,846)	—
Purchases of short-term and long-term investments	(10,126)	(96,979)	(107,953)
Sales and maturities of short-term and long-term investments	23,793	110,390	8,018
Acquisition costs	—	(132)	(974)
Purchases of investments	—	—	(15,700)
Purchases of property and equipment	(30,522)	(32,327)	(35,282)
Purchases of technology licenses	—	(3,650)	—
Net cash used in investing activities	(16,855)	(35,544)	(151,891)
Cash flows from financing activities:
Proceeds from the issuance of common stock and other	17,054	33,614	—
Principal payments on capital lease and debt obligations	(2,125)	(1,159)	(5,793)
Excess tax benefits from stock-based compensation	169	199	—
Net cash provided by (used in) financing activities	15,098	32,654	(5,793)
Net increase (decrease) in cash and cash equivalents	152,936	160,347	(103,510)
Cash and cash equivalents at beginning of period	615,648	455,301	568,008
Cash and cash equivalents at end of period	$768,584	$615,648	$464,498